As filed with the Securities and Exchange Commission on June 5, 2001
                                  Registration No. 333-61006


--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              AMENDMENT NO. 1 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                                44-0663509
(State or Other Jurisdiction                            (IRS Employer
of Incorporation or Organization)                       Identification No.)

                              114 West 11th Street
                           Kansas City, Missouri 64105
                                 (816) 983-1303
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                           -------------------------

                    THE KANSAS CITY SOUTHERN RAILWAY COMPANY*

Missouri                                                44-6000758
(State or Other Jurisdiction                            (IRS Employer
of Incorporation or Organization)                       Identification No.)

                              114 West 11th Street
                           Kansas City, Missouri 64105
                                 (816) 983-1303
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                           -------------------------

                              Jay M. Nadlman, Esq.
                      Kansas City Southern Industries, Inc.
                              114 West 11th Street
                           Kansas City, Missouri 64105
                                 (816) 983-1384
    (Name, Address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies to:

                               Diane M. Bono, Esq.
                          Sonnenschein Nath & Rosenthal
                                4520 Main Street
                                   Suite 1100
                           Kansas City, Missouri 64111
                                 (816) 460-2400

                           -------------------------

*The companies listed on the next page are also included in this Form S-3 Registration Statement as additional Registrants.

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
      Title of Each Class                             Proposed Maximum      Proposed Maximum
      of Securities to be          Amount to be        Offering Price      Aggregate Offering        Amount of
         Registered(1)             Registered(2)        Per Unit(3)            Price(4)(5)       Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock (11)                       (6)                 (6)                    (6)                  (6)
Stock Purchase Contracts                (6)                 (6)                    (6)                  (6)
Stock Purchase Units                    (6)                 (6)                    (6)                  (6)
Debt Securities (7)                     (6)                 (6)                    (6)                  (6)
Guarantees on Debt Securities(6)        --                   --                    --                  --(8)
--------------------------------------------------------------------------------------------------------------------
Total                             $250,000,000(9)           100%              $250,000,000        $62,500(10)(12)
--------------------------------------------------------------------------------------------------------------------


(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder and may include hybrid securities including a combination of features of certain of the securities listed above.

(2) Includes such indeterminate principal amount of debt securities, or such indeterminate number of shares of common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable debt securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities
     Act), and such indeterminate number of shares of common stock as may be issued by Kansas City Southern Industries, Inc. ("KCSI") upon settlement of stock purchase contracts or stock purchase units. Also includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial principal offering price of all debt securities will not exceed $250,000,000 less the dollar amount of other securities previously issued.

(3) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(4) No separate consideration will be received for securities that are issued upon conversion of other securities.

(5) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

(6) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(7) The debt securities will either be issued by The Kansas City Southern Railway Company ("KCSR") and be guaranteed by Kansas City Southern Industries, Inc. and its subsidiaries listed on the next page, or issued by KCSI and guaranteed by its subsidiaries listed on the next page and KCSR.

(8) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

(9) Pursuant to Rule 429 under the Securities Act of 1933, in addition to the $250,000,000 aggregate amount of securities being registered under this Registration Statement, the combined prospectus contained herein will also relate to $200,000,000 aggregate amount of securities previously registered under the Registration Statement on Form S-3 (Registration No. 33-69648) previously filed by KCSI, and remaining unsold. The registration fee of $50,000 associated with such securities was previously paid. Accordingly, the registration fee consists of $62,500 paid herewith and the $50,000 previously paid.

(10) Calculated pursuant to Rule 457(o), and not including the filing fee of $50,000 previously paid in respect of $200,000,000 aggregate amount of unsold securities being carried forward from KCSI's registration statement on Form S-3 (Registration No. 33-69648) pursuant to Rule 429.


(11) Includes associated rights to purchase Series A Preferred Stock of KCSI pursuant to the Rights Agreement between KCSI and Harris Trust & Savings Bank, dated as of September 19, 1995.



(12) Previously paid.


                           -------------------------

Pursuant to Rule 429(a) under the Securities Act of 1933, the combined prospectus contained in this registration statement relates to securities registered under this registration statement and certain of the securities registered and remaining unsold under KCSI's registration statement on Form S-3, as amended (Registration No. 33-69648), declared effective on April 22, 1996. Pursuant to Rule 429(b) this registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to KCSI's registration statement on Form S-3 (Registration No. 33-69648) and such post-effective amendment no. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                         Jurisdiction
                                         of                IRS
                                         Incorporation     Employer
Exact Name of Additional                 or                Identification
Registrants*                             Organization      Number
----------------------------------------------------------------------------

Gateway Eastern Railway Company          Illinois          37-1301047
Gateway Western Railway Company          Illinois          46-3681799
PABTEX GP, LLC                           Texas             43-1915234
PABTEX, L.P.                             Delaware          43-0909361
SIS Bulk Holding, Inc.                   Delaware          43-1915233
KCS Transportation Company               Delaware          43-1760453
Mid-South Microwave, Inc.                Delaware          43-1422644
Rice-Carden Corporation                  Missouri          44-6011041
Southern Development Company             Missouri          44-6005843
Southern Industrial Services, Inc        Delaware          36-3499535
Trans-Serve, Inc.                        Delaware          43-0865086

----------------
*The address for each of the additional registrants is c/o Kansas City Southern
 Industries, Inc., 114 West 11th Street, Kansas City, Missouri 64105.

                                EXPLANATORY NOTE



     The purpose of this Amendment is to add a footnote to the common stock on the facing page to include associated rights to purchase Series A Preferred Stock of KCSI pursuant to KCSI's Rights Agreement and to file certain exhibits. Accordingly, this Amendment consists only of the facing page, this note and Part II of the Registration Statement. The prospectus is unchanged and has been omitted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         SEC registration fee........................................$   62,500
         Attorneys' fees and expenses................................   250,000*
         Accountants' fees and expenses..............................   125,000*
         Trustee's fees and expenses.................................     5,000*
         Printing expenses...........................................   300,000*
         Rating Agency fees..........................................    20,000*
         Miscellaneous...............................................    37,500*
                                                                     ----------

              Total..................................................$  800,000*
                                                                     ==========

---------------
*Estimated

Item 15.  Indemnification of Directors and Officers.

Registrants Incorporated or Organized Under Delaware Law

     KCSI, SIS Bulk Holding, Inc., PABTEX, L.P., KCS Transportation Company, Mid-South Microwave, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. are each incorporated or organized under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions as may be set forth in the partnership agreement, a limited partnership has the power to indemnify any partner or other person from and against any and all claims and demands whatsoever.

     The bylaws of KCSI provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the KCSI, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of KCSI, or served at the request of KCSI as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute.

     The certificate of incorporation and the bylaws of KCS Transportation Company provide that the directors and officers of the corporation shall be indemnified to the maximum extent permitted by law and that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized by the Delaware Statute. The certificate of incorporation of KCS Transportation Company also provides that the corporation may maintain insurance, at its expense, to protect itself and any person serving in an indemnified capacity against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Statute.

     The bylaws of Mid-South Microwave, Inc. provide that it has the power to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as director, officer or employee at the request of the corporation or any predecessor of the corporation.

     The certificate of incorporation and bylaws of Southern Industrial Services, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under
Section 145 of the Delaware Statute. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

     The certificate of incorporation of SIS Bulk Holding, Inc. provides that the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the corporation's Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The certificate of incorporation further provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The certificate of incorporation of each of KCSI, KCS Transportation Company, Southern Industrial Services, Inc. and SIS Bulk Holding, Inc. provides that to the fullest extent permitted by the Delaware Statute and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Agreement of Limited Partnership (the "Partnership Agreement") of PABTEX, L.P. provides that the partnership, its receiver or its trustee shall indemnify and pay all judgments and claims against the general partner and its representatives relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the general partner and its representatives in connection with the business of the partnership, including attorneys' fees incurred by the general partner and its representatives in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all liabilities under federal and state securities laws (including the Securities Act) as permitted by law. The Partnership Agreement further provides that in the event of any action by the limited partner against the general partner and/or its representatives, including a partnership derivative suit, the partnership shall indemnify and pay all expenses of the general partner and its representatives, including attorneys' fees incurred in the defense of such action, if the general partner and its representatives are successful in such action. In addition, the Partnership Agreement provides that the partnership shall indemnify and pay all expenses, costs or liabilities of the general partner and its representatives who for the benefit of the partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the partnership and who suffers any financial loss as the result of such action. Notwithstanding the above indemnification provisions, under the Partnership Agreement, neither the general partner nor any of its representatives is indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

     In addition, KCSI has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of KCSI. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, KCSI's determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCSI has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

Registrants Incorporated Under Missouri Law

     KCSR, Rice-Carden Corporation and Southern Development Company are each incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri (the "Missouri Statute") provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

     The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation's articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

     The Articles of Incorporation of KCSR, as amended, provide that the corporation shall indemnify each of its directors and officers to the full extent permitted by the Missouri Statute and, in addition, shall indemnify each of them against all expenses (including without limitation all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by any of them in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation) by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of the capacities referred to in the Missouri Statute or arising out of their status in any such capacity, provided that the corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Such Articles of Incorporation further provide that the corporation may, as it deems appropriate and as may be permitted by the Missouri Statute, indemnify any other person referred to in the Missouri Statute against any such expenses incurred by him in connection with any such claim by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of such capacities or arising out of their status in any such capacity. In addition, such Articles of Incorporation authorize the corporation to give or supplement any of the above indemnifications by by-law, agreement or otherwise and fund them by insurance to the extent it deems appropriate and provides that such indemnification of officers and directors will survive elimination or modification of such Articles with respect to any such expenses incurred in connection with claims arising out of the acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely upon such indemnification as a contract with the corporation.

     The by-laws of KCSR provide that each person who at any time is, or shall have been, a director, officer, employee or agent of the corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, serving in such capacity, or served at the request of the corporation in such capacity of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under the Missouri Statute.

Registrants Incorporated Under Illinois Law

     Gateway Eastern Railway Company and Gateway Western Railway Company are each incorporated under the laws of the State of Illinois. Section 8.75 of Illinois' Business Corporation Act of 1983 (the "Illinois Statute") provides that an Illinois corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person.

     The Illinois Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, the Illinois Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the Illinois Statute.

     The Amended and Restated By-laws of Gateway Western Railway Company and the By-laws of Gateway Eastern Railway Company each provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such By-laws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, except to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court determines proper. Such By-laws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, and to the extent such person is not successful in such defense, he may be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection with the action, suit or proceeding, if authorized by (a) the board of directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such By-laws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by such By-laws. Such By-laws further provide that the indemnification provided for in such By-laws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such By-laws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under such By-laws.

Registrants Organized Under Texas Law

     Pabtex GP, LLC is organized under the laws of the State of Texas. Section
2.20 of the Texas Limited Liability Company Act ("TLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company has the power to indemnify managers, officers and other persons and purchase and maintain liability insurance for such persons. Section 2.01 of the TLLCA provides in pertinent part that each limited liability company shall have the power provided for a corporation under the Texas Business Corporation Act ("TBCA").

     The TBCA provides that a corporation may indemnify a person who was, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in the manner set forth in the statute that the person conducted himself in good faith; reasonably believed, in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the TBCA, except as described below, a director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that he improperly received personal benefit or in which the person is found liable to the corporation. A person may be indemnified under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly derived by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The TBCA further provides that a corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A corporation may pay or reimburse reasonable expenses incurred by a director in advance of the final disposition of a proceeding and without the determination of indemnification or authorization of indemnification required by the statute if the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that he has not met the standard or that indemnification of such person against such expenses is prohibited by the TBCA. A provision in the corporation's articles of organization, bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the advancement of such expenses is deemed to constitute authorization of the advancement of such expenses. A corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, or to persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, to the same extent that it may indemnify and advance expenses to directors, and to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law. In addition, under the TBCA, a corporation may purchase and maintain insurance or another arrangement on behalf of any such any person serving in any such indemnified capacity against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBCA., however, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. The TBCA further provides that the articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under certain sections of the TBCA.

     The Articles of Organization of PABTEX GP, LLC provide that the company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a member or officer of the company or (ii) while a member or officer of the company, is or was serving at the request of the company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a limited liability company may grant indemnification to a member under the TLLCA and the TBCA. Such Articles further provide that such right is a contract right and runs to the benefit of any member or officer who is elected and accepts the position of member or officer of the company or elects to continue to serve as a member or officer of the company while the Article covering indemnification is in effect. Such right includes the right to be paid or reimbursed by the company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TLLCA and the TBCA. If a claim for indemnification or advancement of expenses is not paid in full by the company within 90 days after a written claim has been received by the company, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant is entitled to be paid also the expenses of prosecuting such claim. Under such Articles, the company may additionally indemnify any person covered by the grant of mandatory indemnification set forth above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law. To the extent permitted by then applicable law, the grant of mandatory indemnification to any person as set forth above extends to proceedings involving the negligence of such person. As used in such Articles and in the TBCA, the term "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     The Regulations of PABTEX GP, LLC provide that, subject to the limitations and conditions described below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such an action, suit or proceeding, by reason of the fact that such person is or was a member of the company or while such member of the company is or was serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the company to the fullest extent permitted by the TLLCA against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. The Regulations further provide that such indemnification rights are contract rights and it is expressly acknowledged that the indemnification provided in the Regulations could involve indemnification for negligence or under theories of strict liabilities.

     The Regulations further provide that the company shall indemnify and advance expenses to an officer of the company to the extent required to do so by the TLLCA or other applicable law. The company, by adoption of a resolution of the member, may indemnify and advance expenses to an officer, employee or agent of the company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the member, and may indemnify and advance expenses to persons who are or were serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in such a capacity arising out of its status as such a person to the same extent that the company may indemnify and advance expenses to the member.

Item 16.  Exhibits.

Exhibit No.    Description
-----------    -----------

1.1*           Form of Underwriting Agreement


4.1            Proposed Form of Debt Security (included as Exhibit A of
               Exhibit 4.2)



4.2            Form of Indenture




4.3 Specimen Certificate for Common Stock, filed as Exhibit 4(c) to Amendment No. 1 to the Registration Statement on Form S-3 of Kansas City Southern Industries, Inc. ("KCSI") (Registration No. 33-69648), filed on April 18, 1995, is incorporated herein by reference as Exhibit 4.3



4.4 Rights Agreement by and between KCSI and Harris Trust and Savings Bank, dated as of September 19, 1995, filed as Exhibit 99 to KCSI's registration statement on Form 8-A12B/A (File No. 1-4717) which was filed on November 6, 1995, is incorporated herein by reference as Exhibit 4.4



4.5 The Fourth, Seventh, Eighth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth paragraphs of KCSI's Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to KCSI's registration statement on Form S-4 originally filed January 25, 2001 (Registration No. 333-54262), as amended and declared effective on March 15, 2001, is incorporated herein by reference as Exhibit 4.5



4.6            Article I, Sections 1, 3 and 11 of Article II, Article V and
               Article VIII of KCSI's

               Bylaws, as amended and restated to May 2, 2001, filed as Exhibit
               3.2 to KCSI's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-4717), is hereby incorporated by reference as Exhibit 4.6


5.1* Opinion of Sonnenschein Nath & Rosenthal regarding the legality of the securities

8.1*           Opinion of Sonnenschein Nath & Rosenthal regarding tax matters

12.1           Statement re:  computation of ratios


23.1**         Consent of PricewaterhouseCoopers LLP



23.2**         Consent of PricewaterhouseCoopers, S.C.


23.3*          Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
               5.1)


24.1**         Power of Attorney (included on the signature page)


25.1* Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939

*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.


**Previously filed.


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) (i) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (8) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        Kansas City Southern Industries, Inc.

                                        By:   /s/ Robert H. Berry
                                           ------------------------------
                                              Robert H. Berry
                                              Senior Vice President
                                              and Chief Financial Officer









     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 Chairman of the Board of Directors;
------------------------------      President and Chief Executive Officer
Michael R. Haverty


/s/ Robert H. Berry                 Senior Vice President and Chief Financial
------------------------------      Officer
Robert H. Berry

Louis G. Van Horn*                  Vice President and Comptroller
------------------------------
Louis G. Van Horn

Landon H. Rowland*                  Director
------------------------------
Landon H. Rowland


A. Edward Allinson*                 Director
------------------------------
A. Edward Allinson


Michael G. Fitt*                    Director
------------------------------
Michael G. Fitt


James R. Jones*                     Director
------------------------------
James R. Jones


Byron G. Thompson*                  Director
------------------------------
Byron G. Thompson


*By:   /s/ Robert H. Berry
    --------------------------
       Robert H. Berry
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        THE KANSAS CITY SOUTHERN RAILWAY COMPANY

                                        By:   /s/ Robert H. Berry
                                           --------------------------------
                                              Robert H. Berry
                                              Senior Vice President
                                              and Chief Financial Officer









     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 Chairman of the Board of Directors;
------------------------------      President and Chief Executive Officer
Michael R. Haverty


/s/ Robert H. Berry                 Senior Vice President and Chief Financial
------------------------------      Officer; Director
Robert H. Berry


Louis G. Van Horn*                  Vice President and Comptroller
------------------------------
Louis G. Van Horn

Gerald K. Davies*                   Director
------------------------------
Gerald K. Davies


Warren K. Erdman*                   Director
------------------------------
Warren K. Erdman


Albert W. Rees*                     Director
------------------------------
Albert W. Rees


*By:   /s/ Robert H. Berry
    --------------------------
       Robert H. Berry
       Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        GATEWAY EASTERN RAILWAY COMPANY

                                        By:   /s/ Thomas G. King
                                          --------------------------------
                                              Thomas G. King
                                              Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 Chairman of the Board and Chief Executive
------------------------------      Officer
Michael R. Haverty


Gerald K. Davies*                   President and General Manager; Director
------------------------------
Gerald K. Davies


/s/ Thomas G. King                  Vice President and Treasurer
------------------------------      (Chief Financial Officer)
Thomas G. King


Albert W. Rees*                     Director
------------------------------
Albert W. Rees


*By:   /s/ Louis G. Van Horn
    ---------------------------
       Louis G. Van Horn
       Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        GATEWAY WESTERN RAILWAY COMPANY

                                        By:   /s/ Thomas G. King
                                           -------------------------------
                                              Thomas G. King
                                              Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 Chairman of the Board and Chief Executive
------------------------------      Officer
Michael R. Haverty


Gerald K. Davies*                   President and General Manager; Director
------------------------------
Gerald K. Davies


/s/ Thomas G. King                  Vice President and Treasurer
------------------------------      (Chief Financial Officer)
Thomas G. King


Albert W. Rees*                     Director
------------------------------
Albert W. Rees

*By:   /s/ Louis G. Van Horn
    ----------------------------
       Louis G. Van Horn
       Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        SIS BULK HOLDING, INC.

                                        By:   /s/ Robert H. Berry
                                           -------------------------------
                                              Robert H. Berry
                                              Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 President; Director
------------------------------
Michael R. Haverty


/s/ Robert H. Berry                 Vice President and Treasurer
------------------------------      (Principal Financial Officer)
Robert H. Berry


Louis G. Van Horn*                  Vice President and Controller
------------------------------
Louis G. Van Horn

Gerald K. Davies*                   Director
------------------------------
Gerald K. Davies


Warren K. Erdman*                   Director
------------------------------
Warren K. Erdman


*By:   /s/ Robert H. Berry
    --------------------------
       Robert H. Berry
       Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        KCS TRANSPORTATION COMPANY

                                        By:   /s/ Thomas G. King
                                           -------------------------------
                                              Thomas G. King
                                              Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 President and Chief Executive Officer;
------------------------------      Director
Michael R. Haverty


/s/ Thomas G. King                  Vice President and Treasurer
------------------------------      (Chief Financial Officer)
Thomas G. King


Edmund J. Boyce, Jr.*               Director
------------------------------
Edmund J. Boyce, Jr.


Gerald K. Davies*                   Director
------------------------------

Gerald K. Davies

*By:   /s/ Thomas G. King
    --------------------------
       Thomas G. King
       Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        MID-SOUTH MICROWAVE, INC.

                                        By:   /s/ Robert H. Berry
                                           -------------------------------
                                              Robert H. Berry
                                              Vice President and Treasurer





     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 President; Director
------------------------------
Michael R. Haverty


/s/ Robert H. Berry                 Vice President and Treasurer; Director
------------------------------      (Chief Financial Officer)
Robert H. Berry


Warren K. Erdman*                   Director
------------------------------
Warren K. Erdman


Louis G. Van Horn*                  Director
------------------------------
Louis G. Van Horn


*By:   /s/ Robert H. Berry
    --------------------------

       Robert H. Berry
       Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        RICE-CARDEN CORPORATION

                                        By:   /s/ Robert H. Berry
                                           -------------------------------
                                              Robert H. Berry
                                              Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----

Michael R. Haverty*                 President; Director
------------------------------
Michael R. Haverty


/s/ Robert H. Berry                 Vice President and Treasurer; Director
------------------------------      (Chief Financial Officer)
Robert H. Berry


Louis G. Van Horn*                  Vice President and Controller; Director
------------------------------
Louis G. Van Horn


Warren K. Erdman*                   Director
------------------------------
Warren K. Erdman

*By:   /s/ Robert H. Berry
    --------------------------
       Robert H. Berry
       Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                        SOUTHERN DEVELOPMENT COMPANY

                                        By:   /s/ Robert H. Berry
                                           -------------------------------
                                              Robert H. Berry
                                              Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                              Title
---------                              -----

Michael R. Haverty*                    President; Director
--------------------------------
Michael R. Haverty



/s/ Robert H. Berry                    Vice President and Treasurer; Director
---------------------------------      (Chief Financial Officer)
Robert H. Berry



Louis G. Van Horn*                     Vice President and Comptroller; Director
---------------------------------
Louis G. Van Horn



Warren K. Erdman*                      Director

---------------------------------

Warren K. Erdman


*By:    /s/ Robert H. Berry
    ------------------------------
         Robert H. Berry
         Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                      SOUTHERN INDUSTRIAL SERVICES, INC.


                                      By:  /s/ Robert H. Berry
                                         ---------------------------------
                                               Robert H. Berry
                                               Vice President and Treasurer




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                                   Title
---------                                   -----


Michael R. Haverty*                       President; Director
-----------------------------------
Michael R. Haverty




/s/ Robert H. Berry                       Vice President and Treasurer; Director
-----------------------------------       (Chief Financial Officer)
Robert H. Berry




Warren K. Erdman*                         Director
-----------------------------------
Warren K. Erdman

*By:    /s/ Robert H. Berry
    ------------------------------
         Robert H. Berry
         Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                      TRANS-SERVE, INC.


                                      By:  /s/ Robert H. Berry
                                         ------------------------------------
                                               Robert H. Berry
                                               Vice President and Treasurer




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                                            Title
---------                                            -----

Albert W. Rees*                           President; Director
-------------------------------
Albert W. Rees


/s/ Robert H. Berry                       Vice President and Treasurer; Director
--------------------------------
Robert H. Berry                           (Chief Financial Officer)


Louis G. Van Horn*                        Vice President and Controller
--------------------------------
Louis G. Van Horn


Warren K. Erdman*                         Director
--------------------------------
Warren K. Erdman

*By:    /s/ Robert H. Berry
    ----------------------------------
         Robert H. Berry
         Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                      PABTEX GP, LLC

                                      By:  Southern Industrial Services, Inc.,
                                           its sole member


                                      By:  /s/ Robert H. Berry
                                         ------------------------------------
                                               Robert H. Berry
                                               Vice President and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                               Title
---------                               -----

Michael R. Haverty*                     President and Director of Southern
-----------------------------------     Industrial Services, Inc.
Michael R. Haverty


/s/ Robert H. Berry                     Vice President and Treasurer and
-----------------------------------     Director of Southern
Robert H. Berry                         Industrial Services, Inc.
                                        (Principal Financial Officer)

Warren K. Erdman*                       Director of Southern Industrial
-----------------------------------     Services, Inc.
Warren K. Erdman

*By:    /s/ Robert H. Berry
     --------------------------
         Robert H. Berry
         Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 4, 2001.


                                    PABTEX, L.P.

                                    By:  PABTEX GP, LLC, its General Partner

                                         By:  Southern Industrial Services,Inc.
                                              the sole
                                              member of PABTEX GP, LLC

                                          By: /s/ Robert H. Berry
                                             ---------------------------------
                                              Robert H. Berry
                                              Vice President and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on June 4, 2001 by the following persons in the capacities indicated.


Signature                               Title
---------                               -----

Michael R. Haverty*                     President and Director of Southern
-----------------------------------     Industrial Services, Inc.
Michael R. Haverty


/s/ Robert H. Berry                     Vice President and Treasurer and
-----------------------------------     Director of Southern
Robert H. Berry                         Industrial Services, Inc.
                                        (Principal Financial Officer)

Warren K. Erdman*                       Director of Southern Industrial
-----------------------------------     Services, Inc.
Warren K. Erdman

*By:    /s/ Robert H. Berry
     -----------------------------
         Robert H. Berry
         Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4.1               Proposed Form of Debt Security (included as Exhibit A of
                  Exhibit 4.2)

4.2               Form of Indenture

12.1              Statement re:  computation of ratios